UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2011 (November 15, 2011)

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 342-3400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Indenture

On November 15, 2011, Peabody Energy Corporation (“Peabody”), certain domestic subsidiaries of Peabody (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) entered into an Indenture dated as of November 15, 2011 (the “Indenture”), pursuant to which Peabody issued $1,600 million aggregate principal amount of 6.00% Senior Notes due 2018 (the “2018 Notes”) and $1,500 million aggregate principal amount of 6.25% Senior Notes due 2021 (the “2021 Notes” and, together with the 2018 Notes, the “Notes”). The 2018 Notes and the 2021 Notes will mature on November 15, 2018 and November 15, 2021, respectively, and interest is payable on each series of the Notes on May 15 and November 15 of each year, commencing May 15, 2012. Peabody intends to use the net proceeds from the sale of the notes, together with other sources of financing, to fund the acquisition of Macarthur Coal Limited (“Macarthur”) and for related fees and expenses, with any remaining proceeds being used to repay part or all of any revolver borrowings associated with the acquisition or for general corporate purposes.

Peabody may redeem some or all of the Notes of each series at any time at redemption prices equal to 100% of the principal amount of the Notes being redeemed plus a make-whole premium and accrued and unpaid interest, if any, to the redemption date.

If Peabody experiences specific kinds of changes in control and the credit rating assigned to the Notes of a series declines below specified levels within 90 days of that time, holders of Notes of such series have the right to require Peabody to repurchase their Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants limiting the ability of Peabody and its restricted subsidiaries to, among other things, create liens and enter into sale and lease-back transactions. These covenants are subject to a number of important limitations and exceptions.

The Indenture provides that events of default with respect to any series of Notes include: (i) default in the payment when due of interest on the Notes of such series and such default continues for a period of 30 days; (ii) default in payment when due of the principal of or premium, if any, on the Notes of such series when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by Peabody or any of its subsidiaries to make the offer required or to purchase any of the Notes of such series as described above; (iv) failure by Peabody or any of its subsidiaries to comply for 60 days after written notice to Peabody by the Trustee or a holder with any covenant, representation, warranty or other agreement in the Indenture or the Notes of such series; (v) default occurs under any debt obligation that aggregates $75.0 million or more; (vi) except as permitted by the Indenture, the subsidiary guarantee of any Significant Subsidiary (as defined in the Indenture) (or any group of subsidiaries that together would constitute a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its subsidiary guarantee; and (vii) certain events of bankruptcy or insolvency with respect to Peabody, any of its Significant Subsidiaries that are restricted subsidiaries or any group of restricted subsidiaries that, taken as a whole, would be a Significant Subsidiary.

If an event of default (other than an event of default relating to certain bankruptcy or insolvency matters) occurs and is continuing with respect to the Notes of any series, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series may declare all of the Notes of such series to be immediately due and payable. In the case of an event of default relating to certain bankruptcy or insolvency matters, all outstanding Notes of such series will become due and payable without further action or notice.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and the description of the material terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Registration Rights Agreement

On November 15, 2011, Peabody, the Guarantors, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other initial purchasers named therein (the “Initial Purchasers”) entered into a registration rights agreement (the “Registration Rights Agreement”). Subject to the terms of the Registration Rights Agreement, Peabody will use its reasonable best efforts to register with the SEC exchange notes having substantially identical terms as the applicable series of Notes and to exchange freely tradable exchange notes for the applicable series of Notes within 365 days after the issue date of the Notes (the “effectiveness target date”). If Peabody fails to meet the effectiveness target date (a “registration default”), the annual interest rate on the Notes will increase by 0.25% for each 90-day period during which the default continues, up to a maximum additional interest rate of 1.0% until the registration default is cured.

Some of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, financial advisory and other commercial dealings in the ordinary course of business with Peabody or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, certain of the Initial Purchasers and/or their affiliates serve in various roles and are lenders under Peabody’s credit facilities. Certain affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC served as Peabody’s financial advisors in connection with the acquisition of Macarthur Coal Limited (“Macarthur”). The Trustee is an affiliate of U.S. Bancorp Investments, Inc., one of the Initial Purchasers.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, attached hereto as Exhibit 10.1.

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 16, 2011, Peabody announced that it had acquired a relevant interest in more than 90% of Macarthur’s shares in connection with its previously announced takeover offer by its subsidiary, PEAMCoal Pty Ltd. (“PEAMCoal”), to acquire Macarthur. As a result of reaching this 90% relevant interest threshold, PEAMCoal has begun the process to compulsorily acquire all outstanding Macarthur shares at the previously announced increased offer price of A$16.25 per share, and all of Macarthur’s shareholders are entitled to receive the increased offer price.

Peabody intends to finance the acquisition of Macarthur with a combination of available cash, borrowings under its credit facilities and proceeds from the issuance of the Notes.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 under the heading “Indenture” above is incorporated herein by reference.

Forward-Looking Statements

This report and the exhibits hereto may contain certain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Wherever possible, Peabody has identified these forward-looking statements by words such as “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions its management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause Peabody’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, the risks and uncertainties disclosed in its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other reports it files with the Securities and Exchange Commission from time to time.

Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond Peabody’s control or are subject to change, actual results could be materially different and any or all of these forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions Peabody might make, or by known or unknown risks and uncertainties. Many factors mentioned in this document and the exhibits hereto and in Peabody’s annual and quarterly reports will be important in determining future results. Consequently, Peabody cannot assure you that its expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, Peabody undertakes no obligation to publicly update any of its forward-looking or other statements, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of November 15, 2011, among Peabody, the Guarantors named therein and U.S. Bank National Association, as Trustee, governing the 6.00% Senior Notes Due 2018 and 6.25% Senior Notes Due 2021

4.2	Form of 6.00% Senior Note due 2018 (included in Exhibit 4.1)

4.3	Form of 6.25% Senior Note due 2021 (included in Exhibit 4.1)

10.1	Registration Rights Agreement, dated as of November 15, 2011, among Peabody, the Guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., RBS Securities Inc., Banco Bilbao Vizcaya Argentaria, S.A., Mitsubishi UFJ Securities (USA), Inc., PNC Capital Markets LLC, Santander Investment Securities Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, ANZ Securities, Inc., Fifth Third Securities, Inc., nabSecurities, LLC, SMBC Nikko Capital Markets Limited, Standard Chartered Bank and Westpac Banking Corporation.

99.1	Press Release, dated November 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

November 17, 2011	By:	/s/ Kenneth L. Wagner
Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of November 15, 2011, among Peabody, the Guarantors named therein and U.S. Bank, National Association, as Trustee, governing the 6.00% Senior Notes Due 2018 and 6.25% Senior Notes Due 2021

4.2	Form of 6.00% Senior Note due 2018 (included in Exhibit 4.1)

4.3	Form of 6.25% Senior Note due 2021 (included in Exhibit 4.1)

10.1	Registration Rights Agreement, dated as of November 15, 2011, among Peabody, the Guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., RBS Securities Inc., Banco Bilbao Vizcaya Argentaria, S.A., Mitsubishi UFJ Securities (USA), Inc., PNC Capital Markets LLC, Santander Investment Securities Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, ANZ Securities, Inc., Fifth Third Securities, Inc., nabSecurities, LLC, SMBC Nikko Capital Markets Limited, Standard Chartered Bank and Westpac Banking Corporation

99.1	Press Release, dated November 16, 2011

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